UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2020

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 689-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On March 1, 2020, in connection with the retirement of Mary A. Lindsey from Commercial Metals Company (the “Company”), the Amended and Restated Commercial Metals Company Executive Employment Continuity Agreement (the “EECA”), by and between Ms. Lindsey and the Company, dated January 18, 2016, was terminated, other than the provisions of Sections 10.1, 10.3, 10.4, 11.3, 11.5, 11.6, 11.7 and 11.8, which expressly survived the termination of the EECA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As previously announced, in connection with the Company’s succession planning, Mary A. Lindsey stepped down as the Company’s Senior Vice President and Chief Financial Officer on August 31, 2019.    On March 1, 2020, Ms. Lindsey retired from the Company and entered into a consulting agreement with the Company (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Ms. Lindsey will provide transition and consulting services to the Company, including assisting in the orderly transition of her former duties and responsibilities as the Company’s Senior Vice President and Chief Financial Officer. Ms. Lindsey will provide the foregoing consulting services to the Company as an independent contractor and will not be eligible to participate in the Company’s health and welfare benefit plans. The Consulting Agreement terminates on November 1, 2020, subject to certain earlier termination rights.

As compensation for the consulting services, Ms. Lindsey will receive her current monthly salary through November 1, 2020 and will be eligible to receive a success fee of up to $400,000 upon the successful completion of the consulting services. In addition, Ms. Lindsey will receive a pro-rata portion of her fiscal year 2020 annual performance bonus, payable on or before November 30, 2020.

Pursuant to the Consulting Agreement, Ms. Lindsey has (i) entered into a broad release of claims against the Company, (ii) agreed to maintain the confidentiality of the Company’s confidential information and (iii) entered into an 18 month non-competition agreement, a two year non-solicitation agreement and non-disparagement agreement.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Consulting Agreement is qualified in its entirety by reference to the actual text of the Consulting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, dated as of March 1, 2020, by and between Mary A. Lindsey and Commercial Metals Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2020

COMMERCIAL METALS COMPANY

	By:	/s/ Barbara R. Smith
	Name:	Barbara R. Smith
	Title:	President and Chief Executive Officer